EXHIBIT 99.2

REVOLVING LOAN NOTE

U.S. $20,000,000	June 30, 2005

FOR VALUE RECEIVED, the undersigned, STEINER LEISURE LIMITED, a company organized under the laws of The Commonwealth of The Bahamas (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of SUNTRUST BANK (the "Lender") twenty million dollars, in lawful currency of the United States (U.S.$20,000,000) or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement) made by the Lender to such Borrower pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as such term is defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

Both principal and interest are payable in Dollars to the Administrative Agent (as defined below), to such account as the Administrative Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Eurocurrency Rate Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Revolving Loan Note is one of the promissory notes referred to in, and is entitled to the benefits of, that certain Amended and Restated Credit Agreement dated as of December 9, 2003, by and among the Borrower, the institutions from time to time parties thereto as lenders, SUNTRUST BANK, as Lender and as Administrative Agent (the "Administrative Agent")(as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan to it being evidenced by this Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

This Revolving Loan Note constitutes a renewal, amendment and replacement of the Amended and Restated Revolving Loan Note dated December 9, 2003, made by Borrower to the order of SunTrust Bank, (the "Renewed Note"). This Revolving Loan Note does not extinguish the debt evidenced by the Renewed Note or constitute a novation thereof, and it continues to evidence the indebtedness evidenced by the Renewed Note.

This Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Florida.

THE BORROWER AND (BY ACCEPTANCE HEREOF) THE LENDER EACH WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO.

Whenever in this Revolving Loan Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Loan Note to be signed by its duly authorized officer as of the date first set forth above.

STEINER LEISURE LIMITED By: /s/ Stephen Lazarus ___________ Name: Stephen Lazarus Title: Senior Vice President

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS
Date	Amount of Loan	Type of Loan	Interest Period/ Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By